                                                                    EXHIBIT 10.5

                                NETWORK SERVICES,

                                  CHANNEL SALES

                                       AND

                          TRANSITION SERVICES AGREEMENT

                                      AMONG

                             IPC ACQUISITION CORP.,

                         IPC INFORMATION SYSTEMS, INC.,

           ASIA GLOBAL CROSSING IPC TRADING SYSTEMS AUSTRALIA PTY LTD.
                            (A.B.N. 64 094 343 183),



               ASIA GLOBAL CROSSING ASIA PACIFIC COMMERCIAL LTD.,

                             GLOBAL CROSSING LIMITED

                                       AND

                     GLOBAL CROSSING TELECOMMUNICATIONS INC.

                      -------------------------------------

                          Dated as of December 20, 2001

                      -------------------------------------

                                Table of Contents

                                                                                                   Page
ARTICLE I .....................................................................................     1
    1.1      Definitions ......................................................................     1

ARTICLE II ....................................................................................     4
    2.1      The GCT Group as Preferred Provider of Network Services to the IPC Group .........     4
    2.2      Use of Network Services by the IPC Group .........................................     6
    2.3      Pricing Terms for Network Services ...............................................     6

ARTICLE III ...................................................................................     6
    3.1      Channel Sales to the IPC Group's Customers .......................................     6

ARTICLE IV ....................................................................................     8
    4.1      Non-Competition ..................................................................     8

ARTICLE V .....................................................................................     8
    5.1      Office Space .....................................................................     8
    5.2      Transition Services ..............................................................     9
    5.3      Other Transition Arrangements ....................................................    11
    5.4      Commercially Reasonable Efforts ..................................................    13

ARTICLE VI ....................................................................................    13
    6.1      GOVERNING LAW ....................................................................    13
    6.2      Entire Agreement; No Third Party Beneficiaries ...................................    13
    6.3      Assignment .......................................................................    13
    6.4      Notices ..........................................................................    14
    6.5      Severability .....................................................................    15
    6.6      Counterparts .....................................................................    16
    6.7      Publicity and Confidentiality ....................................................    16
    6.8      LIMITATION OF LIABILITY ..........................................................    16
    6.9      Force Majeure ....................................................................    17
    6.10     Relationship of the Parties ......................................................    17
    6.11     Effectiveness; Termination .......................................................    17
    6.12     WAIVER OF JURY TRIAL .............................................................    18
    6.13     Default ..........................................................................    18
    6.14     Headings .........................................................................    18

Exhibit A    Form of Master Services Agreement

Schedule A   Facilities to be Vacated by the GCT Group
Schedule B   Facilities to be Vacated by the IPC Group
Schedule C   Terminated Benefit Plans

        NETWORK SERVICES, CHANNEL SALES AND TRANSITION SERVICES AGREEMENT
        -----------------------------------------------------------------

                  This NETWORK SERVICES, CHANNEL SALES AND TRANSITION SERVICES AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of December 20, 2001 among IPC ACQUISITION CORP., a Delaware corporation ("Purchaser"), IPC INFORMATION SYSTEMS INC., a Delaware corporation ("IPC"), ASIA GLOBAL CROSSING IPC TRADING SYSTEMS AUSTRALIA PTY LTD., an Australian corporation (collectively with IPC and their respective subsidiaries, the "IPC Entities"), ASIA GLOBAL CROSSING ASIA PACIFIC COMMERCIAL LTD., a Hong Kong corporation, GLOBAL CROSSING LIMITED ("GC"), a Bermuda corporation, and GLOBAL CROSSING TELECOMMUNICATIONS INC. ("GCT"), a Michigan corporation. The aforementioned entities are sometimes referred to herein individually as a "Party" and collectively as "Parties."

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, pursuant to the Purchase Agreement (such term and certain other defined terms are defined in Section 1.1 hereof), IPC Acquisition Corp. is acquiring the IPC Entities and certain assets related to the operation of the business of the IPC Entities from the Sellers (as defined in the Purchase Agreement), and the Parties have required the execution and delivery of this Agreement as a condition precedent to the Sellers and the Purchaser entering into the Purchase Agreement;

                  WHEREAS, in connection with the execution of the Purchase Agreement the Parties desire to enter into certain network, channel sales and transition arrangements as provided in this Agreement;

                  NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties to this Agreement agree as follows:

ARTICLE I
---------

     1.1 Definitions. Terms used herein which are not defined herein, but which
         -----------
have common meanings when used in the telecommunications or Internet industry, shall have such common meanings when used herein. Terms defined in the preamble, in the recitals and in the text hereof shall have their respective meanings when used herein, and the following terms shall have the following meanings:

                  "ANSI" shall have the meaning ascribed thereto in Section
                   ----
     2.1(a).

                  "Breach Period" shall have the meaning ascribed thereto in
                   -------------
     Section 2.1(a)(i).

                  "Capacity" shall mean transmission capacity delivered over
                   --------
     network facilities from one physical address to any other physical address.

                  "Channel Customers" shall have the meaning ascribed thereto in
                   -----------------
     Section 3.1(b).

                  "Channel Network Services" shall mean Network Services
                   ------------------------
     provided to a customer of the IPC Group by the GCT Group pursuant to the provisions of Section 3.1 of this Agreement.

                  "Closing" shall have the meaning ascribed thereto in the
                   -------
     Purchase Agreement.

                  "Closing Date" shall have the meaning ascribed thereto in the
                   ------------
     Purchase Agreement.

                  "Competitor" shall have the meaning ascribed thereto in
                   ----------
     Section 6.11(c).

                  "Confidential Information" shall mean the provisions of this
                   ------------------------
     Agreement and any intellectual property or non-public technical or business information written or orally disclosed or delivered by or on behalf of one party (the "Disclosing Party") to the other party (the "Receiving Party").
                 ----------------                            ---------------
     Notwithstanding anything to the contrary in this Agreement, Confidential Information shall not include:

                        (a) any information or material that is publicly known
                  or available, or becomes publicly known or available, without any act or omission of the Receiving Party;

                        (b) any information or material which prior to
                  disclosure was rightfully in the possession of the Receiving Party without restriction on use or disclosure;

                        (c) any information or material that is rightfully
                  received by the Receiving Party from a non-party without an obligation of confidence; or

                        (d) any information or material that is independently
                  developed by the Receiving Party without use or reference to any Confidential Information of the Disclosing Party.

                  "Connectivity" shall mean transport services (which may be in
                   ------------
     the form of software based network elements and managed services) which shall include, but not be limited to: voice (including analog, digital, and VoIP), ATM, TDM, Packet, Cell and / or IP to deliver any or all of the following: (i) voice, (ii) data, (iii) video, (iv) any collaboration, development, assistance, planning, products and/or services related thereto, (v) mixed media applications, (vi) any other such telecommunications products and/or service; from one physical address to any other physical address. For purposes of the preceding sentence, all such connectivity services shall include any packetization of voice communications that utilizes IP or ATM or similar network protocol and requires network connectivity or transport.

                  "Force Majeure" shall have the meaning ascribed thereto in
                   -------------
     Section 6.9.

                  "GCT Group" shall mean any of the following entities: GC, its
                   ---------
         direct and indirect subsidiaries and affiliates, GCT, its direct and indirect subsidiaries and affiliates, and Asia Global Crossing Ltd. and its direct and indirect subsidiaries and affiliates. No member of the IPC Group shall be considered part of the GCT Group for purposes of this Agreement.

                  "IETF" shall have the meaning ascribed thereto in Section
                   ----
         2.1(a) hereof.

                  "IPC Employees" shall have the meaning ascribed thereto in the
                   -------------
         Purchase Agreement.

                  "IPC Group" shall mean any of the following: the IPC Entities
                   ---------
         and their direct and indirect subsidiaries. No member of the GCT Group shall be considered part of the IPC Group for purposes of this Agreement.

                  "Master Services Agreement" shall have the meaning ascribed
                   -------------------------
         thereto in Section 2.1(c).

                  "MSA" shall have the meaning ascribed thereto in Section
                   ---
         2.1(c).

                  "Network Services" shall mean Capacity and/or Connectivity
                   ----------------
         (and any successor technology to each).

                  "Packaged Service Offering" shall have the meaning ascribed
                   -------------------------
         thereto in Section 3.1(a).

                  "Purchase Agreement" shall mean the purchase agreement, as
                   ------------------
         amended, dated as of November 16, 2001, between the Sellers and Buyer (as defined therein), including the Appendixes, Schedules and Exhibits thereto, as it may be amended from time to time.

                  "Preferred Provider" shall have the meaning ascribed thereto
                   ------------------
         in Section 2.1(a)(i).

                  "Representatives" shall have the meaning ascribed thereto in
                   ---------------
         Section 6.7(a).

                  "RFC" shall have the meaning ascribed thereto in Section
                   ---
         2.1(a).

                  "Superior Arrangement" shall have the meaning ascribed thereto
                   --------------------
         in Section 2.1(a)(ii).

                  "Term" shall mean the term of this Agreement, which term shall
                   ----
         begin as of the date hereof and end on the sixth (6th) anniversary of the Closing Date, unless earlier terminated in accordance with the terms hereof, including pursuant to Section 6.11(c). The term of this Agreement may be extended by agreement of the Parties. Upon the bankruptcy of a Party providing services to another Party pursuant to this Agreement, the non-bankrupt Party shall have the right to terminate all obligations owing to such bankrupt Party under the terms of this Agreement; provided, that all other terms and provisions of this Agreement with respect to each other non-bankrupt Party shall continue in full force and effect and the Term of this Agreement shall not change.

ARTICLE II
----------

     2.1  The GCT Group as Preferred Provider of Network Services to the IPC
          ------------------------------------------------------------------
Group. (a) The Parties agree that after the Closing Date the GCT Group shall be
-----
the IPC Group's Preferred Provider (as defined below) of all of the IPC Group's internal requirements worldwide for Network Services.

                  (i) When used herein, provisions to the effect that GCT or the GCT Group will be the "Preferred Provider" with respect to any
                                    ------------------
         Network Services required by the IPC Group for its internal purposes means that (a) the IPC Group will always first request the GCT Group to furnish such Network Services, (b) the GCT Group will offer to furnish such Network Services to the extent practical and available and (c) the IPC Group will utilize the GCT Group for such Network Services to the extent the GCT Group provides any such Network Services required by the IPC Group, unless the IPC Group is able to enter into a Superior Arrangement for such Network Services. Notwithstanding anything contained in this Agreement to the contrary, neither GCT nor the GCT Group shall be the Preferred Provider for any specific Network Service, nor shall the IPC Group be obligated to utilize the GCT Group to provide such Network Service during any period that the GCT Group is in material breach under the MSA relating to such Network Service and the GCT Group has not been able to cure such breach in a period of sixty
         (60) days from the occurrence of such breach (the "Breach Period");
                                                            -------------
         provided, however, that during the Breach Period the IPC Group shall be permitted to obtain such Network Services from any other provider, it being understood that if the GCT Group cures such breach prior to the expiration of the Breach Period, then the IPC Group's right to obtain such Network Services from another provider shall terminate; provided further, that the GCT Group shall not be deemed to be in breach and the Breach Period shall not begin to toll if the failure to deliver such Network Service has been caused by the failure of a local exchange carrier ("LEC") to timely complete a local connection with respect to
                   ---
         which the GCT Group has on a timely basis requested that the LEC provide.

                  (ii) A "Superior Arrangement" for any Network Service means
                          --------------------
         that the IPC Group has a bona fide offer to enter into an arrangement for the provision of such Network Service (i) with a company that is qualified, reputable and reliable and (ii) such other company is offering to provide such Network Service comparable to such Network Service offered by the GCT Group on terms that are materially more favorable to the IPC Group in its reasonable judgment than those offered by the GCT Group, when such terms are considered in their totality. In comparing a proposed offer for a Superior Arrangement to a Network Service or Services provided by the GCT Group to determine if a Superior Arrangement exists, all terms must be considered, including, but not limited to, price, delivery terms and schedule, payment terms, functionality, volume, coverage, technology and/or additional offered enhancements. Upon receipt of a bona fide proposal in writing for a Superior Arrangement for any Network Service, the IPC Group will promptly provide the GCT Group a summary of the terms and conditions of such offer and allow GCT an opportunity to review such proposed Superior Arrangement. Within five (5) business days after receipt by the GCT Group of such document, the GCT Group may at its option (1) offer substantially comparable terms (when taken as a whole) to the proposed Superior Arrangement, (2) decline to meet such offer, or (3) object to the IPC

         Group's characterization of such offer as a Superior Arrangement, in which case the parties shall promptly meet to discuss and resolve such objections in a timely manner. In the event that the GCT Group fails within five (5) business days to (1) offer substantially comparable terms (when taken as a whole) to the proposed Superior Arrangement, (2) decline to meet such offer, or (3) object to the IPC Group's characterization of such offer as a Superior Arrangement, the IPC Group may accept the Superior Arrangement; provided, however, that the IPC Group may accept a proposal for a Superior Arrangement for a select Network Service only if the sum of all payments to the provider of such select Network Service (together with any other payments to all providers of select Network Services for such services) and payments to third parties pursuant to Section 2.1(b) would not exceed seventeen and one-half percent (17.5%) in the aggregate of the IPC Group's gross annual expenditures for such year for all Network Services; provided further, that for purposes of calculating the aforementioned percentage, payments made by the IPC Group for (1) Network Services required as a result of the GCT Group's failure to comply with its obligations to provide such Network Services pursuant to the provisions of this Agreement (including the provisions of an existing MSA), or (2) to other providers of Network Services during the Breach Period, will not be taken into account. For as long as this Article II is in effect, the IPC Group shall deliver a certificate on December 31 of each year certifying its compliance with the percentage limitation set forth in this Section 2.1(a)(ii). The GCT Group shall have the right to request reasonable additional information and documentation from the IPC Group with respect to such compliance. For the avoidance of doubt, the Parties agree that if the IPC Group requires Network Services which do not comply with an American National Standards Institute ("ANSI")
                                                                    ----
         standard or a commercially recognized Internet Engineering Task Force ("IETF") Request For Comment ("RFC") and the GCT Group does not, at the
           ----                         ---
         time of a request therefor, provide such services, then the Parties shall work together in good faith to agree on commercially reasonable specifications for such requested Network Services. The Parties further agree that if they are unable to agree upon commercially reasonable specifications, then the IPC Group shall have the right to contract for the provision of such Network Services with a provider of Network Services other than the GCT Group.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, the IPC Group shall not be prohibited from entering into an agreement or arrangement with a provider of Network Services other than the GCT Group (i) for the purpose of establishing network redundancies and/or other backup or failsafe measures to ensure the continuous operations of any telecommunications or networking systems of the IPC Group or (ii) where there is a significant business risk associated with utilizing a single provider for any Network Services.

                  (c) All Network Services requirements of the IPC Group shall be effected by the Master Services Agreement (the "Master Services Agreement" or
                                                   -------------------------
"MSA") substantially in the form attached hereto as Exhibit A, and by
 ---
supplemental order forms thereto (with appropriate modifications to reflect any local regulatory requirements). The Parties are executing and delivering the MSA concurrently with the execution and delivery of this Agreement. If there is any inconsistency between the terms of this Agreement and the terms of the Master Service Agreement, the terms of this Agreement shall govern. Changes or enhancements to existing

Network Services products, or new products shall be made available to the IPC Group upon execution of an amendment or supplement (in the form of a product appendix) to the MSA.

     2.2 Use of Network Services by the IPC Group. Subject to Article III, the
         ----------------------------------------
IPC Group shall hold Network Services purchased or otherwise obtained by it pursuant to this Agreement solely for its own use, and such Network Services shall not be resold, leased or otherwise disposed of. If any IPC Group customer wishes to acquire a service offered by the GCT Group, such customer may be referred to the GCT Group in accordance with the provisions of Section 3.1.

     2.3 Pricing Terms for Network Services. Prices for Network Services
         ----------------------------------
purchased from the GCT Group shall be comparable to the lowest prices charged by the GCT Group to its other customers, other than its affiliates, in the same geographic area for Network Services, which are substantially similar in their nature, terms and conditions and features, including, for example, price, delivery terms and schedule, payment terms, functionality, volume or amount, coverage, technology and/or additional offered enhancements.

ARTICLE III
-----------

     3.1 Channel Sales to the IPC Group's Customers. (a) The GCT Group hereby
         ------------------------------------------
grants to the IPC Group the non-exclusive right to market or resell or offer as part of a Packaged Service Offering (as defined below) the GCT Group's Channel Network Services to the IPC Group's customers upon the terms and subject to conditions set forth herein. A "Packaged Service Offering" shall mean a package
                                -------------------------
of products and / or services of the IPC Group and Channel Network Services offered on a combined basis to a customer in connection with the operation of the Business (as defined in the Purchase Agreement).

          (b) The IPC Group agrees that it shall at its discretion recommend the GCT Group's Channel Network Services to the IPC Group's customers (such customers hereinafter referred to as "Channel Customers"). The IPC Group agrees
                                      -----------------
that it will not recommend any telecommunications service provider other than the GCT Group to customers of the IPC Group, except (i) upon the specific request of any customer for a telecommunications service provider other than the GCT Group, (ii) if upon receipt by the GCT Group of a request to provide Channel Network Services, the GCT Group does not, within five (5) business days after receipt of the request, notify the IPC Group that it is able and willing to provide such Channel Network Services, or (iii) if the GCT Group is unable to provide such Channel Network Services at competitive rates. In connection with the provision of Channel Network Services, the GCT Group agrees that it will promptly negotiate in good faith a Master Services Agreement with each such Channel Customer on substantially similar terms with a similarly situated customer.

          (c) The Parties agree to work together in good faith and to collaborate with respect to potential joint sales and marketing opportunities. The Parties shall each designate a Representative to act as a coordinator for communication between the Parties pursuant to this Agreement.

          (d) The Parties will cooperate to ensure that each Channel Network Service marketed to any Channel Customer is appropriate to such Channel Customer's requirements.

          (e) The IPC Group shall submit all Channel Customer requests and orders to purchase Channel Network Services to the Representative of the GCT Group for review and acceptance by the GCT Group. The IPC Group acknowledges that it is authorized to receive, but is not authorized to "accept" or otherwise contractually bind the GCT Group with respect to customer offers to purchase the Channel Network Services.

          (f) Except as otherwise provided in Section 3.1(j), all costs and expenses incurred by the IPC Group in marketing Channel Network Services under this Agreement, including, by way of example only, rentals, salaries, telephone, travel and living expenses (including, without limitation, those incurred by the IPC Group's employees in connection with any GCT Group training session) and other marketing and sales expenses shall be borne by the IPC Group and shall not be reimbursed by the GCT Group.

          (g) The IPC Group shall not use any materials referencing the GCT Group or the Channel Network Services that have not been approved in writing by the GCT Group. The IPC Group shall make no representations or warranties relating to the Channel Network Services except as set forth in sales literature provided to the IPC Group by the GCT Group, or as set forth in the form or forms of orders provided to the IPC Group by the GCT Group, or as otherwise expressly permitted in writing by the GCT Group.

          (h) All prices quoted for the Channel Network Services will be set as provided by the GCT Group. Terms and conditions for the Channel Network Services marketed are those provided by the GCT Group in writing (subject to change on not less than 90 days' prior written notice to the IPC Group by the GCT Group). The IPC Group must at all times adhere to and represent accurately and in writing the provisioning parameters established by the GCT Group for the provision of Channel Network Services (subject to change on not less than 90 days' prior written notice to the IPC Group by the GCT Group). Except as provided for in Section 3.1(j) and except in connection with IPC products or services sold as part of a Packaged Service Offering, the IPC Group shall not attempt to impose any fee or charge on any Channel Customer in connection with the marketing of the Channel Network Services hereunder.

          (i) The IPC Group and the GCT Group shall each conduct its business in a manner that it reasonably believes will reflect favorably on the reputation of the other Party and its products and services. No Party shall knowingly disparage a Party or its affiliates or their products or services, nor shall a Party knowingly disparage another Party's competitors or such competitors' products and services. This provision, however, will not prohibit, for example, the use of benchmarks; comparisons of features, functions and performance; or comparative presentations of relative merits; relating to the services provided by a Party.

          (j) In connection with this Section 3.1, the GCT Group shall compensate the IPC Group for the sale of the Channel Network Services resulting from a referral by the IPC Group in accordance with guidelines to be agreed by the Parties, which shall be substantially similar to the terms of other such similar arrangements, if any, of the GCT Group with other parties.

          (k) The IPC Group shall identify itself as an authorized representative of the GCT Group only with respect to Channel Network Services and shall otherwise identify itself as an independent business. Neither the GCT Group nor the IPC Group shall make any express or implied agreements, guarantees or representations, or incur any debt in the name of or on behalf of the other. The GCT Group's use of the IPC Group to market Channel Network Services and to perform the customer care and other Channel Network Services identified in this Agreement is not an implied endorsement of the IPC Group's independent business, and the IPC Group agrees that it shall not make any representation to such effect.

          (l) To the extent that after the third (3/rd/) anniversary of the Closing Date, the GCT Group and the IPC Group become competitors with respect to any of the services that are provided for under this Agreement, then the IPC Group's obligations under this Article III shall thereupon cease with respect to any Channel Network Service with respect to which the GCT Group and the IPC Group are then competitors. For the avoidance of doubt, the preceding sentence will not in any way affect the obligations of the IPC Group under this Article III with respect to any other Channel Network Service with which the GCT Group and the IPC Group are not competitors or in any way affect the status of the GCT Group as the Preferred Provider of all of the IPC Group's internal requirements for Network Services pursuant to Article II of this Agreement.

ARTICLE IV
----------

     4.1 Non-Competition. (a) Except as otherwise permitted under this
         ---------------
Agreement, the IPC Group agrees that, during the period from the date hereof until the third (3/rd/) anniversary of the Closing Date, it shall not directly or indirectly (i) enter into any arrangement (whether by itself or as agent or partner, or by selling, re-selling, bartering, trading or otherwise promoting or providing the Network Services of a third party provider other than the GCT Group) to supply Network Services to any customer or other third party; or (ii) own, lease, barter, trade, be assigned, delegated or in any other way operate for external purposes a network capable of providing Network Services to any Party other than itself. Notwithstanding anything to the contrary contained in this Agreement, the IPC Group shall be permitted to operate any network for internal purposes within any single physical address.

          (b) The IPC Group acknowledges that the performance of the obligations of this Section 4.1 are special, unique and extraordinary in character, and that in the event of a breach by the IPC Group of the terms and conditions of this
Section 4.1, the GCT Group shall be entitled, if it so elects (in addition to any other remedy that may be available to it) to the extent permitted by applicable law, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to enforce the specific performance thereof by the IPC Group or to enjoin the IPC Group and their respective employees, officers, directors or advisors, from violating the provisions of this Section 4.1.

ARTICLE V
---------

     5.1 Office Space. (a) On or before the 90/th/ day after the Closing Date,
         ------------
the Parties will allocate certain facilities as provided for on the basis of the following schedules attached hereto:

             (i) Schedule A sets forth a list of facilities which the GCT Group agrees that it shall vacate. With respect to those facilities on Schedule A for which the GCT Group is the lessee, the GCT Group agrees that it will make commercially reasonable efforts to assign each lease therefor to the IPC Group.

             (ii) Schedule B sets forth a list of facilities which the IPC Group agrees that it shall vacate; provided however, that the Parties may negotiate and enter into sub-lease arrangements with respect to such facilities as may be mutually agreed upon from time to time. With respect to those facilities on Schedule B for which the IPC Group is the lessee, the IPC Group agrees that it will make commercially reasonable efforts to assign each lease therefor to the GCT Group.

             (b) If after the 90/th/ day following the Closing Date, a Party fails to comply with an obligation to vacate a facility in accordance with the provisions of this Section, then such Party shall pay to the other Party the non-vacating Party's allocable portion of the applicable rent for such facility for such time as the non-vacating Party remains at the facility.

     5.2 Transition Services.
         -------------------

             (a) For a period not to exceed ninety (90) days after the Closing Date, the IPC Group shall, to the extent requested by the GCT Group, provide or cause to be provided to the GCT Group certain telecommunications support services, including, but not limited to, phone system maintenance, "moves, adds and changes" and circuit testing. As payment for such services, the GCT Group shall pay to the IPC Group the rates with respect to each such service that are paid by the GCT Group as of the date hereof. The Parties agree to work in good faith to negotiate a mutually acceptable arrangement for the provision of any such telecommunications support services that may be requested by the GCT Group from the IPC Group for the period after the expiration of the ninety (90) day period referred to above.

             (b) (i) For a period not to exceed one hundred and eighty (180) days after the Closing Date (which period of time may, at the further election of Purchaser, on a plan-by-plan basis, be shorter), the GCT Group shall, at Purchaser's election, continue to provide the benefits currently provided to IPC Employees pursuant to the Global Crossing Flexibility Plans (specifically, the Blue Cross/Blue Shield (Global Crossing) plan (including medical, dental, and vision), the Group Life Insurance and Accidental Death & Disability (Global Crossing), the Accident Disability Plan, the Global Crossing Short-term Disability Program, long-term disability benefits, and flexible spending accounts), consistent with such benefits offered pursuant to the Global Crossing Flexibility Plan. (ii) For a period also not to exceed one hundred and eighty
(180) days after the Closing Date (which period of time may, at the further election of Purchaser, on a plan-by-plan basis, be shorter), the GCT Group shall, at Purchaser's election, continue to provide to IPC Employees the opportunity to participate in a qualified defined contribution and profit sharing plan on the same terms and conditions (other than with respect to the provision of an employer stock fund as an investment vehicle) as the IPC Employees currently participate in the Global Crossing Employees' Retirement Savings Plan, whether or not such employees continue to participate in the Global Crossing Employees' Retirement Savings Plan. (iii) For a period also not to exceed one hundred and eighty (180) days after the Closing Date (which period of time may, at the further election of Purchaser, on a plan-by-plan basis, be shorter), the GCT Group shall, at Purchaser's election and to the extent permitted by applicable law, continue to provide the IPC Employees who are not resident in the United States with such material welfare and pension benefits as such benefits are, immediately prior to the Closing Date, provided to such employees.

             (c) The GCT Group agrees that, to the extent requested by the IPC Group, it will provide or cause to be provided to the IPC Group, for a period of one hundred and eighty (180) days following the Closing Date, MIS support consistent with such MIS support provided by the GCT Group to the IPC Group as of the date hereof, including, but not limited to, staffing, intranet, internet, JBA, communication services, desktop and asset registration strategy MIS support.

             (d) The GCT Group agrees that, to the extent requested by Purchaser or the IPC Group, the GCT Group will provide or cause to be provided to the IPC Group, for a period of sixty (60) days following the Closing Date, finance support consistent with the finance support provided by the GCT Group to the IPC Group as of the date hereof.

             (e) The GCT Group agrees that, to the extent requested by Purchaser or the IPC Group, the GCT Group will provide or cause to be provided to the IPC Group, for a period not to exceed one hundred and eighty (180) days following the Closing Date, human resources support consistent with such human resources support provided by the GCT Group to the IPC Group as of the date hereof, including, but not limited to support services relating to payroll and new employee orientation human resources support; provided, that those members of the IPC Group that currently hold federal income tax employer identification numbers shall, after the Closing Date, retain such identification numbers. In addition, Purchaser shall ensure that any payroll service or vendor with which Purchaser enters into an agreement to provide payroll services for the IPC Group shall agree to prepare a complete Form W-2 (as required to be prepared pursuant to United States federal income tax laws) for each IPC Employee in respect of calendar year 2002.

             (f) The GCT Group agrees that, to the extent requested by the IPC Group, it will provide or cause to be provided to the IPC Group, for a period of one hundred and eighty (180) days following the Closing Date, facilities support provided by the GCT Group to the IPC Group as of the date hereof, including, but not limited to, staffing and security.

             (g) The GCT Group agrees that, to the extent requested by the IPC Group, it will provide or cause to be provided to the IPC Group, for a period of sixty (60) days following the Closing Date, legal support provided by the GCT Group to the IPC Group as of the date hereof, including, but not limited to, legal staff, regulatory review and contract and lease review support.

             (h) With respect to transition services which may be provided by the GCT Group to the IPC Group pursuant to Sections 5.2(b) through 5.2(g), the following pricing and payment terms shall apply. The GCT Group shall invoice the IPC Group for any transition services provided by the GCT Group to the IPC Group. The price for such services shall not exceed one hundred and ten percent (110%) of the GCT Group's direct cost of providing such services (without allocation of corporate overhead). The IPC Group shall pay the full amount of any such invoice within thirty (30) days of the date of such invoice. If the IPC Group fails to pay the full amount of any such invoice within the thirty (30) day period set forth in the preceding sentence, then the GCT Group shall send to the IPC Group a notice of non-payment. If the IPC Group fails to pay the full amount of any invoice within fifteen (15) days of the date of such notice of non-payment, then the GCT Group shall have the right to cease to provide any and all transition services contemplated by this Section 5.2, and the remainder of this Agreement shall continue in full force and effect.

     5.3 Other Transition Arrangements. (a) The IPC Group agrees that it will
         -----------------------------
allow the GCT Group to continue to have access to and use of the IPC Group's AS 400 System which is located as of the date hereof in Westbrook, Connecticut for one hundred and eighty (180) days after the Closing Date for the purpose of supporting certain of the GCT Group's systems in substantially the same manner in which they are supported as of the date hereof and as of the Closing Date. The IPC Group agrees that it shall make or cause to be made all reasonable accommodation to allow the GCT Group's access to and use of such system through such time.

             (b) The IPC Group agrees that within thirty (30) days following the Closing Date it will effect or caused to be effected the changes necessary with respect to the telecommunications system at the offices of the GCT Group and the IPC Group located at 88 Pine Street, New York, New York 10005 so as to separate the phone lines and related billing information between the IPC Group and the GCT Group. The separation of the lines and related billing information between the IPC Group and the GCT Group shall be in accordance with the allocation of the usage of the telecommunications system as of the date hereof. The Parties agree that if it is not possible to separate certain lines, in as practical a manner as possible from an efficiency and cost point of view, of the GCT Group and the IPC Group that are contained in the same block or group, then such entire block or group of lines shall be allocated to and stay with the GCT Group. Expenses related to the separation of the lines and related billing information shall be borne equally by the IPC Group and the GCT Group. The IPC Group and the GCT Group shall each designate a Representative to act as the project manager with respect to the system allocation. Completion of the allocation of the telecommunications system will be subject to the approval of such Representatives.

             (c) The Parties agree to cooperate in good faith to ensure that each of the Parties shall have reasonable access to human resources-related information concerning IPC Employees for a period of six (6) months following the Closing Date. The Parties agree to cooperate in good faith to ensure that all human resources-related data relating to IPC Employees that is maintained by the GCT Group is transferred to the IPC Group.

             (d) The Parties agree that they will cooperate in good faith to ensure that any service, maintenance, repair or other similar contracts or arrangements regarding assets of the IPC Group that are in the name of the GCT Group shall, to the extent permitted by the terms thereof or otherwise practicable, either (i) be transferred to the IPC Group, or (ii) maintained in a such a manner so as to allow the IPC Group to continue to receive the benefits and assume the obligations thereof. The Parties further agree that they will cooperate in good faith to ensure that any service, maintenance, repair or other similar contracts or arrangements regarding assets of the GCT Group that are in the name of the IPC Group shall, to the extent permitted by the terms thereof or otherwise practicable, either (i) be transferred to the GCT Group, or (ii) maintained in a such a manner so as to allow the GCT Group to continue to receive the benefits and assume the obligations thereof. In addition, in the event that balances remain in any IPC Employee's flexible spending account as provided under the Global Crossing Flexibility Plan at the end of the period during which the GCT Group provides the benefits set forth in Section 5.2(b), the GCT Group shall transfer any such account balances to the IPC Group, and the IPC Group shall continue to permit the IPC Employees to utilize such flexible spending accounts.

             (e) The Parties agree that they will cooperate in good faith to ensure that the participation of IPC Employees in any of the programs listed on Schedule C is terminated prior to the Closing Date. In the event all participation by IPC Employees in the corporate credit card program arranged by the GCT Group is not terminated as of the Closing Date, the IPC Group agrees that it shall pay any balances due with respect to such corporate credit card accounts of IPC Employees.

             (f) The GCT Group agrees that within one hundred and eighty (180) days following the Closing Date it will, at its own expense, remove or cause to be removed, all of its inventory from the Westbrook, Connecticut facility during normal business hours in a non-disruptive manner.

             (g) With respect to DLIC and CSU assets previously transferred to the GCT Group and subsequently deployed at customer locations as part of an integrated network solution and which are transferred back to the IPC Group pursuant to the Purchase Agreement, the GCT Group agrees that it shall pay reasonable maintenance costs on a time and materials basis only related to documented equipment failure for the six month period after the Closing Date. The IPC Group acknowledges that it will be wholly responsible for providing maintenance with respect to such assets at the end of such six-month period and agrees to pay for any and all maintenance costs related to such assets after such time.

             (h) The Parties agree that for the purposes of circuit testing and trouble shooting responsibilities related to maintenance service calls to existing customers of the GCT Group as of the date hereof, the network services point of demarcation for all GCT Group provided circuits will be, as applicable, the RJ21X telco block for analog circuit presentations, RJ48X IPL and DSX panels for digital circuit presentations or a GCT Group provided customer access node.

             (i) The GCT Group agrees that with respect to personal office equipment, such as desks, computers and telephones, used by IPC Employees as of the date hereof that is owned by the GCT Group, the GCT Group shall transfer, and the IPC Group shall accept, title to such equipment as of the Closing Date. The Parties agree to work in good faith to complete a schedule, based on existing asset schedules of the GCT Group, which shall set forth in reasonable detail all such personal office equipment and which shall be the basis for the determination of which equipment shall be transferred to the IPC Group pursuant to the immediately preceding sentence. Such schedule shall be subject to the approval of the GCT Group. For the avoidance of doubt, personal office equipment shall not include any facilities related equipment, including, but not limited to, servers, switches, routers, printers and copiers.

             (j) To the extent transition issues not contemplated herein arise, the Parties agree that they will negotiate in good faith and on an arms' length basis to resolve such issues in a mutually agreeable manner consistent, to the extent possible, with the other terms of this Agreement.

     5.4 Commercially Reasonable Efforts. The Parties hereby agree to use their
         -------------------------------
commercially reasonable best efforts to complete the transactions contemplated by this Article V in the timeframe set forth herein.

ARTICLE VI
----------

     6.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
         -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     6.2 Entire Agreement; No Third Party Beneficiaries. This Agreement (a)
         ----------------------------------------------
constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; provided that nothing herein shall be construed to modify or supersede the Confidentiality Agreement, it being understood that such Confidentiality Agreement shall continue to be in full force and effect notwithstanding the execution or termination of this Agreement.

     6.3 Assignment. (a) Subject to Section 6.11, this Agreement and all of the
         ----------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             (b) The GCT Group shall be solely responsible for complying with all of the terms binding on the GCT Group hereunder and shall not be permitted to assign, transfer or otherwise dispose of any or all of its right, title or interest hereunder or delegate any or all of its obligations hereunder to any person or entity, except that the GCT Group shall be permitted to (i) effect a collateral assignment of its rights hereunder to one or more lenders to the GCT Group or its affiliates and (ii) assign all of its rights hereunder and delegate any or all of its obligations hereunder, to any present or future entity succeeding to substantially all the assets of the GCT Group. The GCT Group shall give the IPC Group notice of any such assignment, transfer or other disposition or any such delegation.

             (c) Purchaser shall be solely responsible for complying or ensuring compliance with all of the terms binding on the IPC Group hereunder and shall not be permitted to assign, transfer or otherwise dispose of any or all of its right, title or interest hereunder or delegate any or all of its obligations hereunder to any person or entity, except that the IPC Group shall be permitted to (i) effect a collateral assignment of its rights hereunder to one or more lenders to the IPC Group or its affiliates and (ii) assign all of its rights hereunder and delegate all of its obligations hereunder to any present or future entity succeeding to substantially all of the assets of the IPC Group. The IPC Group shall give the GCT Group notice of any such assignment, transfer or other disposition or any such delegation.

             (d) The Parties may assign their respective rights hereunder (but not delegate obligations, although the assignee may assume and agree to pay and perform such obligations) to affiliates; provided, that such assigning Party shall remain primarily liable to pay and perform all its obligations and liabilities hereunder.

             (e) Any assignment, transfer or other disposition by any Party hereto which is in violation of this Section shall be void and of no force and effect.

     6.4 Notices. All notices, requests and other communications hereunder shall
         -------
be in writing (including wire, telefax or similar writing) and shall be sent, delivered or mailed, addressed, or telefaxed:

             If to GCT:          Global Crossing Telecommunications, Inc.
                                 180 South Clinton Ave.
                                 Rochester, New York 16464
                                 Facsimile:   716 546-7823
                                 Attention:   Chief Financial Officer

             If to Purchaser:    c/o Goldman, Sachs & Co.
                                 85 Broad Street, 10/th/ Floor
                                 New York, NY 10004
                                 Facsimile:   212 357-5505
                                 Attention:   David J. Greenwald, Esq.

             With a copy to:

                                 Fried, Frank, Harris, Shriver & Jacobson
                                 One New York Plaza
                                 New York, NY 10004
                                 Facsimile:   212 859-8000
                                 Attention:   Jeffrey Bagner, Esq.

             If to IPC:          IPC Information Systems Inc.
                                 Wall Street Plaza, 88 Pine Street,
                                 New York, NY 10005  USA
                                 Telephone:   212 412 4607
                                 Facsimile:   212 509 7888
                                 Attention:   Timothy Whelan - CFO

             If to Asia Global Crossing IPC Trading Systems Australia Pty Ltd.:

                                 Asia Global Crossing IPC Trading Systems
                                 Australia Pty Ltd.
                                 Level 29, 20 Bond Street
                                 Sydney NSW 2000 Australia
                                 Telephone:   612 8233 5333
                                 Facsimile:   612 8233 5366
                                 Attention:   Michael Voyias - Company Secretary

             If to Asia Global Crossing Asia Pacific Commercial Ltd.:

                               Asia Global Crossing Asia Pacific Commercial Ltd. 46/th/ Floor, Cheung Kong Centre,
                               2 Queen's Road, Central, HONG KONG
                               Telephone:  852 2121 2828
                               Facsimile:  852 2121 2929
                               Attention:  Alex Ng - Controller

             With a copy to:   Milbank, Tweed, Hadley & McCloy LLP
                               1825 "Eye" Street, N.W.
                               Washington, D.C. 20006
                               Facsimile:  202-835-7586
                               Attn:  Glenn S. Gerstell, Esq.

             If to Global Crossing Limited:

                               Global Crossing Limited
                               360 North Crescent Drive
                               Beverly Hills, CA 90210
                               Facsimile: 310 281-5820
                               Attention: General Counsel

             With a copy to:

                               Simpson Thacher & Bartlett
                               425 Lexington Avenue
                               New York, NY 10017
                               Facsimile:  212 455-2502
                               Attention:  Alan M. Klein and Rhett Brandon, Esq.

             Each such notice, request or other communication shall be given (i) by mail (postage prepaid, registered or certified mail, return receipt requested), (ii) by hand delivery, (iii) by nationally recognized courier service or (iv) by telefax, receipt confirmed (with a confirmation copy to be sent by first class mail; provided that the failure to send such confirmation copy shall not prevent such telefax notice from being effective). Each such notice, request or communication shall be effective (i) if mailed, three days after mailing at the address specified in this Section (or in accordance with the latest unrevoked written direction from such party), (ii) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section (or in accordance with the latest unrevoked written direction from the receiving party) and (iii) if given by telefax, when such telefax is transmitted to the telefax number specified in this Section (or in accordance with the latest unrevoked written direction from the receiving party), and the appropriate confirmation is received.

     6.5 Severability. The provisions of this Agreement shall be deemed
         ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid or enforceable, such provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     6.6 Counterparts. This Agreement may be executed in counterparts, each of
         ------------
which shall be deemed an original, and all of which shall, taken together be considered one and the same agreement.

     6.7 Publicity and Confidentiality. (a) Confidential Information will be
         -----------------------------
kept confidential and shall not be disclosed, in whole or in part, to any person other than affiliates, officers, directors, employees, agents or representatives of a Party (collectively, "Representatives") who need to know such Confidential
                           ---------------
Information for the purpose of negotiating, executing and implementing this Agreement and the transactions contemplated hereby. Each Party agrees to inform each of its Representatives of the non-public nature of the Confidential Information and to direct such persons to treat such Confidential Information in accordance with the terms of this Section. Each Party agrees to be liable to the other Party for any breach of the terms hereof by its Representatives. Nothing herein shall prevent a Party from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) as required by law or upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (iv) to a Party's legal counsel or independent auditors, (v) to prospective lenders to a Party, (vi) to any actual or proposed permitted assignee of all or part of its rights hereunder provided that such actual or proposed assignee agrees in writing to be bound by the provisions of this Section. Notwithstanding the foregoing, in the event that a Party intends to disclose any Confidential Information pursuant to clause (i) or
(ii) of the preceding sentence, such Party agrees to (x) provide the other Party with prompt notice before such disclosure in order that such Party may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such Confidential Information and (y) cooperate with such Party in attempting to obtain such order or assurance. Each Party agrees that it will maintain all confidential information described to it in strict confidence and will take all reasonable measures to maintain the confidentiality of all such confidential information in its possession or control, but in no event less than the measures it uses to maintain the confidentiality of its own information of similar importance.

             (b) The Parties will agree upon a mutually satisfactory press release describing this Agreement.

     6.8 LIMITATION OF LIABILITY. IN NO EVENT SHALL THE IPC GROUP (OR ANY OF ITS
         -----------------------
SUBSIDIARIES OR AFFILIATES) OR THE GCT GROUP (OR ANY OF ITS SUBSIDIARIES OR AFFILIATES) BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE, LOSS OF BUSINESS OPPORTUNITY OR THE COSTS ASSOCIATED THEREWITH.

     6.9  Force Majeure. No Party shall be responsible for any loss, damage,
          -------------
delay or failure of performance resulting directly or indirectly from any cause which is beyond its reasonable control ("Force Majeure"), including but not
                                         -------------
limited to: delay in obtaining or failure to obtain or loss of any approvals, permits, licenses or rights-of-way (or any renewals thereof), except to the extent that any such delay or failure is caused by the responsible Party's negligence in applying or maintaining any such approval, permit, license or right-of-way; acts of God or of the public enemy; acts of sabotage; acts or failure to act of any governmental authority not caused by any act or omission of such Party; government codes, ordinances, laws, rules, regulations or restrictions, unless any such restriction applies only to the responsible Party because of any act or omission of such Party, and not generally to providers of similar services; or war or warlike operations, civil war or commotion, mobilizations or military call-up, acts of terrorism, and acts of similar nature; revolution, rebellions, sabotage, and insurrections or riots; fires, floods, epidemics or quarantine restrictions; strikes, and other labor actions; material shortages or unavailability or other delay not resulting from the responsible Party's failure to place timely orders; freight embargoes; unworkable weather; or acts or omissions of transporters or contractors, other than ones hired by the GCT Group unless caused by a Force Majeure. If any Force Majeure causes an increase in the time required for performance of a Party's obligations hereunder, such Party shall be entitled to an equitable extension of time to complete such obligations in each case equal to at least one day for each day of delay resulting from the Force Majeure.

     6.10 Relationship of the Parties. This Agreement shall not form a joint
          ---------------------------
venture or partnership or similar business arrangement between the Parties hereto, and nothing contained herein shall be deemed to constitute a partnership or joint venture or similar business arrangement or make a Party the agent of another Party for any purposes. No Party has the authority or power to bind, to contract in the name of, or to create a liability for another Party in any way or for any purpose.

     6.11 Effectiveness; Termination. (a) This Agreement shall become effective
          --------------------------
at the Closing Date upon execution and delivery hereof. At the end of the Term this Agreement will terminate, unless terminated earlier in accordance with Sections 6.11(c).

          (b) The Parties' rights and obligations under Sections 6.7 and 6.8 shall survive and continue beyond the termination of this Agreement. All agreements for Channel Network Services existing at the time of termination and executed pursuant to or contemplated by this Agreement shall not be affected by such termination such agreements expressly state otherwise. Without limitation to the foregoing, upon any such termination the IPC Group will continue to support existing customers of the GCT Group that are utilizing IPC Group products and / or services and the GCT Group will continue to support existing customers of the IPC Group that are utilizing the GCT Group products and / or services, as may be required by such Channel Customers, the GCT Group, or the IPC Group as applicable.

          (c) Neither Purchaser nor the IPC Group will effect or permit any sale, transfer, lease or other disposition of a substantial portion of its business or assets unless the entity acquiring such business or assets agrees in writing with the GCT Group to assume all the obligations of the IPC Group and its affiliates hereunder with respect to such business and or assets. Notwithstanding the foregoing, on or after the second (2/nd/) anniversary of the Closing

Date upon the occurrence of (i) any merger, acquisition, consolidation or other business combination transaction between the Purchaser and/or the IPC Group on the one hand and an unrelated third party that is or becomes a competitor with respect to the provision of Network Services (a "Competitor") to the GCT Group
                                                 ----------
on the other hand, (ii) an acquisition of a majority of the capital stock of the Purchaser and/or the IPC Group by an unrelated third party that is or becomes a Competitor to the GCT Group or (iii) an acquisition of substantially all of the assets or earning power of the IPC Group by an unrelated third party that is or becomes a Competitor to the GCT Group, the Term of this Agreement shall remain unchanged, except with respect to Articles III and IV of this Agreement, which may be terminated by delivery of written notice to the GCT Group by such third party or the IPC Group at least thirty (30) days prior to the date of the proposed termination; provided, that if a third party or the IPC Group becomes a Competitor to the GCT Group after the date of any such transaction (and as a result of such transaction), then the thirty (30) day period for delivery of notice of termination, if any, shall not apply.

          6.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE
               --------------------
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

          6.13 Default. Except as elsewhere provided in this Agreement, if a
               -------
Party is in breach of this Agreement and such breach continues for a period of at least thirty (30) days, the non-breaching Party may notify the breaching Party in writing of such breach and if such breach is not fully remedied within fifteen (15) days of the giving of such notification, the non-breaching Party shall be entitled to pursue any and all rights and legal and equitable remedies, including its rights and remedies to enforce the breaching Party's obligations under this Agreement.

          6.14 Headings. The Section headings of this Agreement are for
               --------
convenience of reference only and are not intended to restrict, affect or influence the interpretation or construction of provisions of such Section.

                  IN WITNESS WHEREOF, the Parties hereto have executed this Network Services, Channel Sales and Transition Services Agreement as of the date first above written.

                                            GLOBAL CROSSING TELECOMMUNICATIONS,
                                              INC.

                                            By: /s/ Mitchell Sussis
                                               ---------------------------------
                                               Name: Mitchell Sussis
                                               Title: Vice President


                                            ASIA GLOBAL CROSSING ASIA PACIFIC
                                              COMMERCIAL LTD.


                                            By: /s/  Monte Baier
                                               ---------------------------------
                                               Name: Monte Baier
                                               Title: Attorney-In-Fact


                                            IPC ACQUISITION CORP.


                                            By: /s/  Joseph Gleberman
                                               ---------------------------------
                                               Name:
                                               Title:


                                            IPC INFORMATION SYSTEMS, INC.


                                            By: /s/  Mitchell Sussis
                                               ---------------------------------
                                               Name: Mitchell Sussis
                                               Title: Vice President


                                            ASIA GLOBAL CROSSING IPC TRADING
                                              SYSTEMS AUSTRALIA PTY LTD.


                                            By: /s/  Monte Baier
                                               ---------------------------------
                                               Name: Monte Baier
                                               Title: Attorney-In-Fact

                                    GLOBAL CROSSING LTD.


                                    By: /s/  Chris Nash
                                       -----------------------------------------
                                       Name:
                                       Title:

Exhibit A

                   [Attach Form of Master Services Agreement]

                                   Schedule A

         Schedule A sets forth a list of facilities which the GCT Group agrees that it shall vacate. With respect to those facilities on Schedule A for which the GCT Group is the lessee, the GCT Group agrees that it will make commercially reasonable efforts to assign the lease to the IPC Group.

San Francisco  142 Sansome Street San Francisco CA 94133

Philadelphia  2009 Renaissance Blvd.  King of Prussia, PA 19406

Chicago  10 South Riverside Plaza Suite 1050 Chicago IL 60606

Boston  25 Kingston Street Boston, MA 02111

Atlanta  1800 Century Place Suite 580 Atlanta GA 30345

New York  (14th and 15th Floors)  88 Pine Street, New York, NY 10005

Los Angeles  1055 Wilshire Blvd.  Suite 1850  Los Angeles, CA 90017

Dallas  1700 Commerce Street Suite 500 Dallas, TX 75201

Cincinnati  895 Central Avenue, Suite 510  Cincinnati OH 45202

New York  516 West 19th Street, New York, NY

Fairfield  777 Commerce Drive  Fairfield CT 06432

New Jersey  711 Lehigh Ave. Union NJ 07083

London Office 1  4th Floor Quick House 65 Clifton Street London EC2A 4JE

London Office 2  4th Floor 67/73 Worship St. London EC2A 2DU

London Stores  Telephone House 69/77  Paul Street London EC2A 4NW

London Stores Unit 5 37 Cremer Street London E2 8HD

London Approvals  18B Moor Street Chepstow NP6 5DB

                                   Schedule B

Schedule B sets forth a list of facilities which the IPC Group agrees that it shall vacate; provided however, that the Parties may negotiate and enter into sub-lease arrangements with respect to such facilities as may be mutually agreed upon from time to time. With respect to those facilities on Schedule B for which the IPC Group is the lessee, the IPC Group agrees that it will make commercially reasonable efforts to assign the lease to the GCT Group.

Charlotte  2105 Water Ridge Pkwy.  Charlotte, NC

Los Angeles  360 N Cresent Dr. Beverly Hills, CA 90210

Houston  12805 North Frwy  Houston TX 77060

Canada  120 Adelaide St. W  Toronto, Ontario Canada

Hong Kong   6/F Asia Pacific Finance Tower, Central, Hong Kong

Sydney 29/F 20 Bond Street Sydney

Melbourne  343 Little Collins Street Suite 804, Level 8, Melbourne Vic 3000

Tokyo   17F Kamiyacho Mori Bldg, 4-3-20 Toranomon, Minato-ku, Tokyo 105-0001

Singapore   2 Shenton Way, #11-01 Unity Tower, Singapore 068804

Milan Via Tortona 35  20144 Milan

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                                   Schedule C

                            Terminated Benefit Plans

(i)      Corporate credit card program arranged by the GCT Group

(ii)     Global Crossing Qualified Educational Assistance Program

(iii) Global Crossing Employee Assistance Program (including, without limitation, adoption assistance)

(iv)     Global Crossing Telecommunications Benefit Program

(v)      Pre-Tax Parking/Mass Transit Benefit

(vi)     Global Crossing Paid Time Off

(vii)    Global Crossing Share Builder Plan

(viii)   Supplemental Retirement Savings Plan

(ix)     Other benefit plans as required by applicable law